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                                                                    EXHIBIT 10.5

                             STATE FARM PLAZA LEASE

ARTICLE I. PREMISES

SECTION 1.01 PREMISES DEFINED.

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises (the "Premises") in the State Farm Plaza (the "Shopping Center") in Pahrump, County of Nye, State of Nevada, which Shopping Center and Premises are more particularly described in Exhibits "A" and "B" attached hereto, for the term, at the rental, and upon all of the conditions and agreements set forth herein.

ARTICLE II. TERM

SECTION 2.01 LENGTH OF TERM AND COMMENCEMENT DATE.

(a) The term of this Lease shall be for the period specified as the Term in the Basic Lease Provisions commencing on the Commencement Date and expiring at the end of such Term (unless sooner terminated pursuant to the provisions hereof) specified in the Basic Lease Provisions. Tenant agrees to accept possession of the Premises when tendered by Landlord and to open for business in the Premises promptly thereafter. Notwithstanding the foregoing, Tenant's obligation to pay rent hereunder shall commence on the earlier of the following dates: (i) The date which is thirty (30) days after Certificate of Occupancy has been issued; however, it shall not exceed 90 days from the date of notice Landlord gives written notice to Tenant that Landlord's work in the Premises as described in Article XVII is substantially completed and the Premises are ready for Tenant's work and the installation of Tenant's fixtures and equipment; or (ii) the date on which Tenant opens for business in the Premises.

(b) If Landlord is unable, for any reason whatsoever, to deliver possession of the Premises to Tenant on the Commencement Date, with Landlord's work as described in Article XVII substantially completed, this Lease shall not be void or voidable for a period of six (6) months thereafter, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but all rent due hereunder shall abate until Landlord delivers possession of the Premises to Tenant. If Landlord is unable to deliver possession of the Premises to Tenant with Landlord's work substantially completed within six (6) months after Commencement Date, this Lease may be canceled by either Landlord or Tenant by written notice to the other prior to the date possession is delivered to Tenant. If this Lease is canceled under this subparagraph, Landlord shall refund any security deposit paid by Tenant upon execution of this Lease, but neither party shall have any further liability to the other hereunder.

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ARTICLE III. RENT

SECTION 3.01 FIXED MINIMUM RENT.

Tenant shall pay the Landlord for each full calendar month during the Lease Term a Fixed Minimum as stated in the Basic Lease Provisions. Fixed Minimum Rent shall be payable in advance upon the first day of each calendar month without any deduction or offset. The Fixed Minimum Rent for any fractional part of a calendar month at the beginning or end of the Lease Term shall be a proportionate part of the Fixed Minimum Rent for a full calendar month.

SECTION 3.02 DEFINITION OF LEASE YEAR.

The term "Lease Year" as used herein shall mean each calendar year during the term of this Lease, except that the first Lease shall commence on the Commencement Date and the last Lease shall end upon the expiration, or sooner termination, of this Lease.

SECTION 3.03 ADJUSTMENT TO FIXED MINIMUM RENT.

The Fixed Minimum Rent provided for herein shall be adjusted at the end of the first, second, and third Lease Year by Three Percent (3%) and (3%) or CPI for the prior year, in years four and five whichever is greater.

(a) LATE PAYMENTS. If Tenant fails to pay when the same is due and payable any Minimum Annual Rental or Additional Rental, the unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Minimum Annual Rental or Additional Rental will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, within five (5) days after the installment is due, Tenant shall immediately pay to Landlord a late charge equal to Fifty dollars ($50.00) a week for each item of Additional Rental and Minimum Annual Rental due. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses and is fair compensation to Landlord for its loss.

ARTICLE IV. TAXES

SECTION 4.01 REAL PROPERTY TAXES

Paid by Landlord, reimbursed by Common Area Maintenance funds.

SECTION 4.02 DEFINITIONS.

(a) The term "real property taxes" shall include all taxes, assessments and governmental charges levied upon with respect to the real property and improvements, or any future tax levied in lieu of real property taxes, within the Shopping Center, other than the portions thereof defined below in Section 13.01 as "common areas", and any tax or excise on rents

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      or any other tax, however described, levied against Landlord on account of the rent reserved hereunder or on the business of renting space in the

(b) Shopping Center or any other tax, or such other costs and fees incurred by Landlord in contesting all taxes and/or negotiating with any public authorities with respect thereto; provided, however, that the term "real property taxes" shall not include any franchise, estate, inheritance, succession, capital levy, net income or excess profits taxes imposed upon Landlord.

(c) The term "real property taxes applicable to the Premises" shall mean, if the Premises are not separately assessed:

(d) (i) That portion of the real property taxes assessed against the land which the gross floor area of the Premises bears to the gross leaseable floor area of all improvements within the Shopping Center not separately assessed; plus

(e) That portion of the real property taxes assessed against the improvements within the Shopping Center not separately assessed which the valuation assigned by the taxing authorities to the improvements constituting the Premises bears to the valuation so assigned to all the improvements within the Shopping Center not separately assessed. If such separate valuations are not reasonably available to Landlord, then the reasonable determination by Landlord, in good faith, from the best information reasonably available to it, of the proportion of the real property taxes assessed the improvements which are attributable to the improvements constituting the Premises shall be conclusive for the purpose of this Article.

SECTION 4.03 PERSONAL PROPERTY TAXES.

Tenant shall pay before delinquency all personal taxes and assessments on the furniture, fixtures, equipment and other property of Tenant located in the Premises and on additional improvements in the Premises belonging to Tenant.

ARTICLE V. CONDUCT OF BUSINESS BY TENANT

SECTION 5.01 USE OF PREMISES.

(a) Tenant shall use the Premises for the purpose stated in the Basic Lease Provisions. In addition, Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof in violation of the laws of the United States of America or the laws, ordinances, regulations and requirements of the State, County and City where the Shopping Center is situated, or other lawful authorities. Tenant shall continuously and uninterruptedly during the term hereof conduct its business activity in the Premises during all business hours usual for Tenant's type of business, but in any event during those hours set forth in the Specific Plan Development, attached to this Lease, unless Tenant is prevented from doing so by strike, fire or other cause beyond Tenant's reasonable control, and except during reasonable periods for repairing, cleaning and decorating the Premises. Tenant shall employ its best judgment, efforts and abilities to operate the business conducted by it in the Premises in such manner as to produce the

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      maximum profitable volume of sales reasonably obtainable and to enhance the reputation and attractiveness of the Shopping Center.

SECTION 5.02 RESTRICTIONS OF USE.

(a) Tenant shall not use or permit the Premises to be used for any purpose other than that set forth in Section 5.01, and shall comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create a nuisance or tend to disturb other tenants or occupants of the Shopping Center or tend to injure the reputation of the Shopping Center. No auction, fire sale or bankruptcy may be conducted in the Premises without the written consent of Landlord, which may be withheld at Landlord's sole discretion.

(b) Tenant shall comply at all times with the Rules and Regulations attached to this Lease and such amendments and modifications thereof and additions thereto as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Shopping Center for the preservation of good order therein. Landlord shall not be liable to Tenant for the failure of any tenant or other person to comply with such Rules and Regulations.

ARTICLE VI. MAINTENANCE, REPAIRS AND ALTERATIONS

SECTION 6.01 LANDLORDS' OBLIGATIONS.

(a) Subject to the provisions of Article VIII hereof, Landlord shall, during the term of this Lease, keep in first-class order, condition and repair, the foundations, exterior walls (excluding the interior surface of exterior walls and excluding all windows, doors, plate glass and showcases), downspouts, gutters and roof of the Premises, except for any damage thereto caused by any negligent act or omission of Tenant or its agents, employees or invitees, and except for reasonable wear and tear provided, however, that Landlord shall have no obligation to repair, until a reasonable time after the receipt by Landlord of written notice of the need for repairs. Tenant shall not make repairs at Landlord's expense. Notwithstanding anything to the contrary in this Lease, there is reserved to Landlord the use of the exterior walls and roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires through the Premises in locations which will not materially interfere with Tenant's use thereof. Mechanical malfunction not caused by Tenant -- owner's responsibility for all functions, heating, air conditioning, and plumbing.

SECTION 6.02 TENANT'S OBLIGATIONS.

(a)   Subject to the provisions of Article VIII hereof and Section 6.01 of this
      Article VI, Tenant shall during the term of this Lease keep in first-class order, condition and repair the Premises and every part thereof, including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows, doors, plate glass, showcases, skylights, entrances and vestibules located within the Premises. Tenant shall paint the interior walls and

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      interior surface of exterior walls as often as may be required to keep the
      Premises neat and attractive.

(b) If tenant fails to perform its obligations under this Section 6.02, Landlord may at its option, after five (5) days' written notice to Tenant, enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Tenant to Landlord upon demand.

(c) On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage by fire, the elements or any other cause beyond the control of Tenant is expected.

SECTION 6.03 ALTERATIONS AND ADDITIONS.

(a) Tenant shall not, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, make any alterations, improvements or additions to either the interior or exterior of the Premises or to fixtures installed therein in accordance with approved fixture plans, or mark, paint, drill or in any way deface any portion of the Premises.

(b) All alterations, improvements, additions or fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises and which are attached to the floor, wall or ceiling of the Premises, shall be the property of Landlord and, at the termination of this Lease shall remain upon and be surrendered with the Premises. My floor covering which is cemented or otherwise affixed to the floor of the Premises shall be the property of Landlord. Stoves, sinks, or work tables shall be exempt provided mortgages securing said items are paid in full, and tenant is not in violation of said lease.

SECTION 6.04 LANDLORD'S RIGHT OF ACCESS.

Landlord and its agents shall have free access to the Premises during all reasonable hours for the purpose of examining the same to ascertain if they are in good repair, making reasonable repairs which Landlord may be required or permitted to make hereunder and exhibiting the same to prospective purchasers or tenants.

SECTION 6.05 CLEANLINESS; WASTE AND NUISANCE.

Tenant shall keep the Premises at all times in a neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon, and shall keep the walks and corridors adjacent thereto free from Tenant's waste or debris.

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ARTICLE VII. INSURANCE; INDEMNITY

SECTION 7.01 LIABILITY INSURANCE -- PREMISES

Tenant shall at all times during the term hereof and at its cost and expense, maintain in effect workmen's compensation insurance and bodily injury liability and property damage liability insurance adequate to protect Landlord and naming Landlord as an insured in the liability contract, against liability for injury to or death of any person in connection with the use, operation or condition of the Premises, in an amount not less than One Million Dollars ($1,000,000) for injury to or death of one person in any one accident or occurrence and in an amount not less than One Million Dollars ($1,000,000) for injury to or death to more than one person in any one accident or occurrence and against liability for damage to property in the amount of One Hundred Thousand Dollars ($100,000) for each accident or occurrence. In no event shall the limits of said policies be considered as limiting the liability of Tenant under this Lease.

SECTION 7.02 FIRE INSURANCE -- FIXTURES AND EQUIPMENT

(a) Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering its fixtures and equipment located on the Premises, in an amount not less than eighty percent (80%) of their actual cash value, providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism and malicious mischief Tenant shall repair plate glass.

(b) The proceeds of such insurance, so long as this Lease remains in effect, shall be used or replace the fixtures, equipment and plate glass so insured.

SECTION 7.03 FIRE INSURANCE -- PREMISES; RENT ABATEMENT INSURANCE.

Landlord shall at all times during the term hereof maintain in effect a policy or policies of insurance covering the Premises, providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism, malicious mischief, earthquake damage and abatement or loss of rent in case of said insured casualties. Such insurance shall be paid for in accordance with Section 6.01 hereof and reimbursed by Common Area Maintenance funds.

SECTION 7.04 INSURANCE POLICIES.

All insurance required to be carried by Tenant hereunder shall be in companies, on forms and with loss payable clauses satisfactory to Landlord and copies of policies of such insurance or certificates evidencing such insurance shall be delivered to Landlord by Tenant. No such policy shall be cancelable except after ten (10) days' written notice to Landlord.

SECTION 7.05 WAIVER.

Landlord and Tenant each hereby waives any and all rights of recovery against the other or against any other tenant or occupant of the Shopping Center or against the officers, employees,

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agents, representatives, customers and business visitors of such other party or of such other tenant or occupant of the Shopping Center, for loss of or damage to such waiving party of its property or the property of others under its control, arising from any cause insured against under the standard form of fire insurance policy with all permissible extension endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's workmen's compensation carrier of any right of subrogation against Landlord.

SECTION 7.06 INDEMNITY.

Landlord agrees to defend, indemnify and hold Tenant harmless from and against any claims, fines, penalties, suits or judgments arising out of, or in connection with the negligent acts or omissions caused by Landlord, its employees, servants, agents, licensees, or contractors and Landlord shall further defend, indemnify and hold harmless Landlord from and against any and all claims, fines, penalties, suits or judgments arising out of, or in connection with any breach, violation or non performance by landlord, its employees, agents, licensees, or contractors, with respect to the Lease Agreement hereof.

Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims, fines, penalties, suits or judgments arising out of, or in connection with the negligent act or omissions caused by Tenant, its employees, servants, agents, licensees, or contractors and Tenant shall further defend, indemnify and hold harmless Tenant from and against any and all claims, fines, penalties, suits or judgments arising out of, or in connection with any breach, violation or non performance by Tenant, its employees, agents, licensees, or contractors, with respect to the Lease Agreement hereof

SECTION 7.07 EXEMPTION OF LANDLORD

Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers or any other persons in or about the Premises caused or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources unless caused by Landlord's negligence. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Shopping Center.

ARTICLE VIII. REPAIRS AND RESTORATION

SECTION 8.01 INSURED OR MINOR DAMAGE

Subject to the provisions of Section 8.03, if at any time during the term hereof the Premises are destroyed or damaged and either (a) such damage is not "substantial" as that term is hereinafter defined, or (b) such damage was caused by a casualty required to be insured against under Section 7.03, then Landlord shall commence the repair of such damage within ninety (90) days

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following the date of such damage at Landlord's expense and this Lease shall continue in full force and effect.

SECTION 8.02 MAJOR DAMAGE.

Subject to the provisions of Section 8.03, if at any time during the term hereof the Premises are destroyed or damaged and if such damage is "substantial" as that term is hereinafter defined, and if such damage was caused by a casualty not required to be insured against under Section 7.03, then Landlord may at its option either (a) commence the repair of such damage within ninety (90) days following the date of such change at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) cancel and terminate this Lease as of the date of the occurrence of such damage, by giving Tenant written notice of its election to do so within sixty (60) days after the date of occurrence of such damage.

SECTION 8.03 DAMAGE NEAR END OF TERM.

If the Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease and the estimated cost of repair exceeds the Fixed Minimum Rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage. If Landlord shall not elect to terminate this Lease, the repair of such damage shall be governed by Section 8.01 or Section 8.02, as the case may be.

SECTION 8.04 ABATEMENT OF RENT; TENANTS' REMEDIES.

(a) If the Premises are destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Article, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management, and the Fixed Minimum Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but only to the extent of any proceeds received by Landlord from the rent abatement insurance described in Section 7.03 hereinabove. There shall be no abatement of the Percentage Rent payable, hereunder, and Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of such damage, destruction, repair or restoration.

(b) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Article and shall not commence such repair or restoration within (90) days after such obligation shall accrue, Tenant may at its option cancel and terminate this Lease, as its sole and exclusive remedy against Landlord, as of the date of occurrence of such damage by giving Landlord prior written notice of its election to do so at the commencement of such repair or restoration.

SECTION 8.05 RECONSTRUCTION OF IMPROVEMENTS

In the event of any reconstruction of the Premises under this Article VIII, said reconstruction shall bring the property to the condition existing prior to the installation of any of the Tenant's

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furnishings and equipment. Tenant shall commence the installation of fixtures, equipment and merchandise hereof promptly upon delivery to the Premises and shall diligently prosecute such installation of completion.

SECTION 8.06 TERMINATION.

Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to the Landlord except for items which have theretofore accrued and be then unpaid. In the event of termination for reason of damage by fire or other perils covered by Tenant's Fire and Extended Coverage insurance under Section 7.02 (a), all such proceeds covering the items specified as "Tenant Work" and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to the Landlord.

SECTION 8.07 WAIVER

With respect to any partial or total destruction which Landlord is obligated to restore or may restore under any of the provisions of this Lease, the provisions "given to Tenant by Statute" are hereby waived by Tenant.

SECTION 8.08 DEFINITIONS.

(a) For the purpose of this Article, "substantial" damage to Premises shall be deemed to be damage, the estimated cost of repair of which exceeds one-fifth (1/5) of the then estimated replacement cost of the building of which the Premises are a part.

(b) The determination in good faith by Landlord of the estimated cost of repair of any damage and/or of the estimated replacement cost of any building shall be conclusive for the purpose of this Article.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.01 LANDLORD'S CONSENT REQUIRED.

Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease or in the Premises, and shall not sublet all or any part of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall, at the option of Landlord, constitute grounds for termination of this Lease.

SECTION 9.02 NO RELEASE OF TENANT.

No subletting or assignment, unless the consent of Landlord, given in writing, which shall not be unreasonably withheld, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord

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from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

SECTION 9.03 WRITTEN INSTRUMENT.

Each subletting or assignment to which Landlord has consented shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the sublessor or assignor and by the sublessee or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of the Landlord herein to assume, to be bound by, and to perform the terms, covenants, and conditions of this Lease to be done, kept and performed by the Tenant. One executed copy of such written instrument shall be delivered to the Landlord. Tenant agrees to reimburse Landlord for Landlord's reasonable attorney's fees and such other reasonable charges which Landlord incurs or causes to be incurred in conjunction with the processing and documentation of any such requested subletting or assignment of this Lease or Tenant's interest in and to the Premises.

ARTICLE X. EMINENT DOMAIN

SECTION 10.01 ENTIRE OR SUBSTANTIAL TAKING.

If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant's business notwithstanding restoration by Landlord as hereinafter provided, shall be taken under the power of Eminent Domain, this Lease shall automatically terminate as of the date on which the condemning authority takes possession.

SECTION 10.02 PARTIAL TAKING.

In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the Fixed Minimum Rental payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the floor area of the portion of the Premises taken bears to the floor area of the entire Premises prior to the taking. Landlord shall promptly at its expense as near its Lease shall restore the portion not so taken to as near its former condition as is reasonably possible and this Lease shall continue in full force and effect.

SECTION 10.03 AWARDS.

Any award for any taking of all or any part of the premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining or to give Landlord any interest in, any award to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages for cessation or interruption of Tenant's business.

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SECTION 10.04 SALE UNDER THREAT OF CONDEMNATION.

A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed as taken under the power of eminent domain for all purposes under this Article.

ARTICLE XI. UTILITY SERVICES

SECTION 11.01 UTILITY CHARGES.

Tenant shall pay all charges for gas, electricity, telephone and other utility services used in the Premises during the Lease Term. If any such charges are not paid when due Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent.

SECTION 11.02 FURNISHING OF SERVICE

If Landlord shall elect to furnish any utility services to the Premises, Tenant shall purchase its requirements thereof from Landlord so long as the rates charged therefor by Landlord do not exceed those which Tenant would be required to pay if such services were furnished it directly by a public utility.

SECTION 11.03 INTERRUPTION OF SERVICE.

Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished the Premises, unless Landlord has failed to hilly restore such service after a reasonable time after written notice from Tenant of the existence of such problems with utility service; provided, however, no such failure or interruption shall entitle Tenant to terminate this Lease.

ARTICLE XII. DEFAULTS; REMEDIES

SECTION 12.01 DEFAULTS.

The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease.

(b) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

(c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (a) or (b) above, where such failure shall continue for a period of ten (10) days after

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      written notice thereof from Landlord to Tenant; provided further, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion; provided further, however, Landlord in its sole discretion may require Tenant to deliver a bond, deposit hinds or such other form of security device which may be necessary to protect the Premises, Landlord and the Shopping Center in the event such default cannot be cured within said ten-day period.

(d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged as bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within thirty (30)
      days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

SECTION 12.02 REMEDIES.

(a) In the event of any default by Tenant as defined herein, Landlord may exercise the following remedies:

      (1) With notice or progress of law and using such forces as Landlord may reasonably deem necessary under the circumstances, and without terminating this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord's election to do so as set forth herein, Landlord may reenter and take possession of the Premises and of all property of Tenant located therein may evict Tenant and all other persons in occupations thereof and may store all of Tenant's property or the property of any other person which is located therein for the account of and at the risk of Tenant. Under no circumstances shall Landlord be held liable in damages or otherwise by reason of any such re-entry or eviction, or by reason of the exercise by Landlord of any other remedy provided in this subparagraph. All property of Tenant which is stored by Landlord pursuant hereto may be redeemed by Tenant within said thirty (30) days after Landlord takes possession thereof upon payment to Landlord in hill of all obligations then due from Tenant to Landlord hereunder and of all costs incurred by Landlord in providing such storage. If Tenant fails to redeem such property within thirty (30) days period, Landlord may sell such property in any reasonable manner and shall apply the proceeds of such sale actually collected against the costs of storage and sale and then against any other obligation due from Tenant hereunder.

      (2) Without terminating this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord's election to do so as set forth herein, Landlord may, without being under any obligation whatsoever to do so, relet the Premises or any portion thereof at any time or from time to time and for such term or terms and upon such conditions and at such rental as Landlord in its sole discretion deem proper. Whether or not the Premises are relet by Landlord, Tenant shall pay to Landlord all amounts required to be paid by Tenant hereunder up to the date that Landlord terminates Tenant's right to possession of the Premises, and thereafter Tenant shall pay to Landlord, until the end of the term hereof, the amount of rent and additional rent required to be paid by Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this lease, and Landlord need not wait until the termination of this Lease, by expiration of the term hereof or otherwise, to recover them by legal action or in any other manner. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Landlord may execute any lease made pursuant hereto in its own name, and the Lessee thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds by Landlord, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any re-entry of other acts be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set for herein.

      (3) Landlord may terminate or otherwise effect a forfeiture of this Lease by express written notice to Tenant of its election to do so. Such termination or forfeiture shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of such termination or forfeiture. The amount of damages which Landlord may recover following such termination shall include the worth at the time of award of the amount of this Lease after the time of award exceeds the amount of such rental loss for such period Tenant proves could be reasonably avoided.

      (4) Landlord may recover from Tenant, and Tenant shall pay to Landlord upon demand, such expenses as Landlord may incur in recovering possession of the Premises, placing the same in good order and condition and altering or repairing the same for reletting, as well as all other expenses, commissions and charges incurred by Landlord in exercising any remedy provided herein or as a result of any default by Tenant hereunder.

      (5) Landlord may exercise any other remedy or right now or hereafter available to a landlord against a defaulting tenant under the law of the State of Nevada and not otherwise specifically reserved herein.

(b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

(c) In any action of unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of rent and additional rent reserved in this Lease for the same period, unless Landlord or Tenant shall prove to the contrary by competent evidence.

(d) Tenant hereby waives any right of redemption or relief from forfeiture, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

(e) The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative and, except as otherwise provided by Nevada statutory law in force and effect at the time of the execution hereof, Landlord may pursue any or all of such rights and remedies, whether at the same time or otherwise.

(f) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or any default by Tenant hereunder.

SECTION 12.03 DETERMINATION OF RENT.

For the purposes of the Article XII, the rent due for any calendar month after re-entry by Landlord shall be deemed to be the average monthly rent, including any Percentage Rent and/or additional rent applicable, which shall have been payable for the term of this Lease prior to such re-entry.

SECTION 12.04 DEFAULT BY LANDLORD.

Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein

Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty day period and thereafter diligently prosecute the same to completion.

SECTION 12.05 TENANT REMEDIES.

In the event of any default by Landlord as defined herein, Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach; further; after such notice Tenant shall have the right to cure such default at Landlord's expense including in such expenditure all costs and attorneys' fees incurred to cure such default or breach of Lease. Tenant shall have no right to terminate this Lease except as herein otherwise specifically provided.

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

SECTION 12.06 EXPENSE OF LITIGATION.

If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of default of the other party hereunder, or pursuant to the provisions of this Lease, the party prevailing in such action or proceeding shall be entitled to recover its said reasonable expenses from the other party.

ARTICLE XIII. COMMON AREAS

SECTION 13.01 DEFINITION.

All areas within the exterior boundaries of the Shopping Center which are not now or hereafter held for lease or occupation by Landlord or used by other persons entitled to occupy floor space in the Shopping Center, including, without limiting the generality of the foregoing, parking areas, driveways, sidewalks, ramps, open and enclosed courts and malls, retaining walls, and other areas and improvements provided by Landlord for the common use of Landlord and Tenants and their respective employees and invitees, shall be deemed "common areas." Landlord may make changes at any time and from time to time in the size, shape, location, number and extent of the common areas or any of them, and no such change shall entitle Tenant to any abatement of rent.

SECTION 13.02 USE.

Tenant and its employees and invitees shall be entitled to use the common areas during the Lease Term, in common with Landlord and with other persons authorized by Landlord from time to time to use such areas, subject to such reasonable rules and regulations relating to such use as Landlord may from time to time establish.

SECTION 13.03 CONTROL BY LANDLORD

(a) Landlord shall operate, manage, equip, police, light, repair and maintain the common areas in such manner as Landlord may in its sole discretion determine to be appropriate. Landlord may temporarily close any common area for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord.

(b) Landlord shall at all times during the term of this Lease have the sole and exclusive control of the automobile parking areas, driveways, entrances and exits and the sidewalks and pedestrian passageways and other common areas, and may at any time and from time to time during the term hereof restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time to time. The rights of Tenant in and to the common areas shall at all times be subject to the right of Landlord and other tenants of Landlord in Shopping Center to use the same in common with Tenant, and Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. If in the opinion of Landlord unauthorized persons are using any of said areas by reason of the presence of Tenant in Shopping Center, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing therein shall effect the right of landlord at any time to remove any such unauthorized person from the common areas nor to prohibit the use of any said areas by unauthorized persons.

(c) Tenant and its employees shall park their vehicles only in those portions of the parking areas as are from time to time designated for that purpose by Landlord. Tenant shall furnish Landlord with a list of its employees' vehicle license numbers within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Landlord of any change in the list within five (5) days after such change occurs upon Landlord's request. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.

(d) In the event Landlord elects to limit or control parking by customers or invitees of the Shopping Center, whether by validation or parking tickets or any other method of assessment. Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto.

SECTION 13.04 COMMON AREA COSTS. (SEE ADDENDUM #1)

Tenant agrees to pay as provided below, as additional rent, Tenant's proportionate share (as hereinafter defined in Section 13.05 (a)) of all costs and expenses of every kind and nature as may be paid or incurred by Landlord during the Lease Term in operating, lighting, repairing, replacing and maintaining the common areas as Landlord deems necessary. Such costs and expenses shall include, but shall not be limited to: general maintenance and repairs, resurfacing, striping, cleaning and snow removal of the parking and driveway areas, cleaning, snow removal and repair of sidewalks, curbs, maintenance and repair of the Landscaping and irrigation systems, maintenance and repair of the Shopping Center signs and the directional signs, the lighting system in the parking and walkway areas, janitorial services in public areas, sanitary sewer systems, trash disposal or other utility systems, the cost of water service, the cost of electricity for lighting in the public areas, maintenance and repair, if tenant caused, of the air-conditioning systems, roofing, and storm drainage, property taxes and insurance.

SECTION 13.05 PROPORTIONATE PAYMENT.

(a) Tenant's proportionate share of such common area costs shall be that proportion thereof which the gross floor area of the Premises bears to the gross leasable floor area within the Shopping Center.

(b) Prior to the commencement of each Lease Year, Landlord shall give Tenant a written estimate of Tenant's share of such common area costs for the ensuing Lease Year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance. Within ninety (90) days after the end of each Lease Year, Landlord shall furnish the Tenant a statement showing in reasonable detail the cost and expenses incurred by Landlord for the operation and maintenance of the common areas during such Lease Year, and the parties shall promptly make any payment or allowance necessary to adjust Tenant's estimated payment to Tenant's actual proportionate share of common area costs as shown by such annual statement.

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

ARTICLE XIV. SIGNS; LIGHTING AND ADVERTISING

SECTION 14.01 EXTERIOR SIGN.

Tenant will be permitted to utilize an exterior sign on the Premises, as the location, size and materials to he used for such signs are specifically described in Exhibit "D" attached hereto and incorporated herein by this reference.

SECTION 14.02 PROHIBITED ACTIVITIES

Tenant shall not, without Landlord's prior written consent, do any of the following:

(a) Install or affix any exterior lighting or plumbing fixtures, shades, awnings, or exterior decorations (including exterior painting).

(b) Window lettering/signage to be permitted with consent of Landlord. Lettering and signage to be conforming with the materials and size used by other buildings in the Shopping Center.

(c) Display or sell merchandise on, or otherwise obstruct any area outside the exterior walls of the Premises.

(d) Cause or permit to be used any advertising materials or methods which are objectionable to Landlord or to other Tenant's of the Shopping Center, including, without limiting the generality of the foregoing, loudspeakers, mechanical or moving display devises, unusually bright or flashing lights and similar devices the effect of which may be seen or heard outside the Premises. South wall to be plexiglass for sound proofing to residences. Light music to be allowed outside, so long as it does not disturb other tenants or residential housing occupants.

(e) Solicit business in the parking or other common areas, nor distribute any handbills or other advertising matter in the parking area or in other common areas.

SECTION 14.03 MAINTENANCE.

Tenant shall at all times maintain its show windows and signs in a neat, clean and orderly condition. If, as to any exterior sign, Tenant shall fail to do so after five (5) days written notice from Landlord, Landlord may repair, clean or maintain such exterior sign and the costs thereof shall be payable by Tenant to Landlord upon demand as additional rent.

SECTION 14.04 DISPLAY AND WINDOW LIGHTING.

Tenant shall keep its display windows well lighted from dusk until such reasonable time as may be fixed from time to time by Landlord for all of the tenants in the Shopping Center, unless prevented by causes beyond Tenant's reasonable control.

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

SECTION 14.05 ADVERTISED NAME AND ADDRESS.

(a) Tenant shall operate its business under VALLEY BANK, in the Basic Lease Provisions and under no other name without prior written consent of Landlord.

(b) Tenant shall be permitted to use as its advertised business address the words State Farm Plaza should Tenant desire to do so. Tenant shall not use the words State Farm Plaza for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not acquire any property right in or to any name which contains said words as a part thereof. Any permitted use by Tenant of the words State Farm Plaza during the term of this Lease shall not permit Tenant to use, and Tenant shall not use such words either after the termination of this Lease or any other location.

(c) Tenant may use in its advertising and promotional activities for its business in the Premises such references to the name of the Shopping Center and such identifying lettering, marks, or symbols referring to the Shopping Center as Landlord shall specify from time to time.

ARTICLE XV. SECURITY DEPOSIT

Tenant has deposited with Landlord the sum of (I) months' Fixed Minimum Rent as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reasons of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be an event of default under this Lease. Landlord shall not be required to keep this security separate from its general funds, and Tenant shall not be entitled to interest of such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term.

ARTICLE XVI. GENERAL PROVISIONS

(a) Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which Fixed Minimum Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the real property of which the Premises are a part.

(b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance and (iii) that not more than one month's Fixed Minimum Rent has been paid in advance.

SECTION 16.01 TRANSFER OF LANDLORD'S INTEREST.

In the event of any transfer or transfers of Landlord's interest in the Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer. All of the provisions of this Lease shall bind and incur to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

SECTION 16.02 FLOOR AREA.

"Floor Area" as used in this Lease means, with respect to the Premises and with respect to each store area separately leased, the aggregate of(a) the number of square feet of floor space on all floor levels, including mezzanines, measured from the exterior of any wall abutting the common area or any portion thereof and from the center line of walls which are common walls for floor area in the Shopping Center which may be leased to tenants. No deduction or exclusion from floor area shall be made by reason of columns, stairs, or other interior construction equipment.

SECTION 16.03 SEVERABILITY.

Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such remaining provisions shall remain in full force and effect.

SECTION 16.04 INTEREST ON PAST DUE OBLIGATIONS.

Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate often percent (10%) per annum from the date due until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

SECTION 16.05 TIME OF ESSENCE.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

SECTION 16.06 HEADINGS.

This article and paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

SECTION 16.07 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 16.08 NOTICES.

Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by mail; if sewed by mail it should be addressed as follows:

      If to Landlord:           3250 South Hwy. 160, Suite 1
                                Pahrump, NV 89048

      If to Tenant:             At Tenant's address shown on the Basic Lease
                                Provision or to the Premises

Any notice given by mail shall be deemed effectively given when deposited in the United States mail registered or certified, postage prepaid and addressed as specified above. Either party may by written notice to the other specify a different address for notice purposes, except that Landlord may in any event use the Premises as Tenant's address for notice purposes.

SECTION 16.09 BROKERS.

Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Lease other than the broker or agent specified in the Basic Lease Provisions.

SECTION 16.10 WAIVERS.

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.

SECTION 16.11 RECORDING.

Tenant shall not record this Lease without prior written consent of Landlord. Both Landlord and Tenant shall concurrently with the execution of this Lease execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

SECTION 16.12 LIENS.

Tenant shall do all things reasonably necessary to prevent the filing of any mechanic's or other liens against the Shopping Center or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied or claimed to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against the Shopping Center, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing of the same or, if Tenant in Tenant's discretion and in good faith determines that such lien should be contested, shall furnish such security as may be necessary or required to (i) prevent any foreclosure proceedings against the Shopping Center during the pendency of such contract, and (ii) cause Title Insurance and Title Company or other mutually satisfactory title company to remove such lien as a matter affecting title to the Shopping Center. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord, as additional rental, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provision of this Section 16.12 including Landlord's costs, expenses and reasonable attorney's fees incurred by Landlord in connection therewith, with interest thereon at the rate provided for payment in default. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity and Landlord shall have the right to post such notices of non responsibility as are provided for in the mechanics; lien laws of Nevada.

SECTION 16.13 SUBORDINATION AND ATTORNMENT.

This Lease shall, at Landlord's option, be subordinate to any mortgage or deed of trust that may exist or hereafter be placed upon Shopping Center or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Tenant shall upon written demand by Landlord execute such instruments as may be required at any time and from time to time to subordinate the rights and interests to Tenant under this Lease to the lien of any such mortgage or deed of trust, or if requested by Landlord, to subordinate any such mortgage or deed of trust to this Lease. Provided, however, that Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon foreclosure sale or sale under power of sale, and shall recognize such purchaser as Landlord under this Lease, and, so long as Tenant is not in default hereunder no such foreclosure shall terminate this Lease or otherwise affect Tenant's rights hereunder.

SECTION 16.14 FIXTURES AND PERSONAL PROPERTY.

Any trade fixtures, signs and other personal property of the Tenant not permanently affixed to the Premises shall remain the property of the Tenant and the Landlord agrees that the Tenant shall have the right, provided the Tenant be not in default under the terms of this Lease, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which may have been stored or installed in the Premises, including but not limiting the same to counters, shelving, showcases, minors and other movable personal property.

Nothing in this Section shall be deemed or construed to permit or allow the Tenant to remove so much of such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality, as to render the premises unsuitable for conduction of Tenant's type of business. The Tenant at its expense shall immediately repair any damage occasioned to the Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon the last day of the term or a date of earlier termination of this Lease, shall leave the Premises in a neat and clean condition, free of debris. All trade fixtures, signs and other personal property installed in or attached to the Premises by the Tenant must be new or like new when so installed or attached.

All improvements to the Premises by the Tenant, including but not limited to, light fixtures, floor coverings and partitions, but excluding trade fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease.

SECTION 16.15 QUIET POSSESSION.

The Landlord agrees that the Tenant upon paying the rent and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises during the term hereof or any extension thereof.

SECTION 16.16 CERTIFICATES.

Tenant agrees upon request to execute, acknowledge, and deliver promptly to Landlord, without the payment of any consideration therefor, any instrument or certificate contemplated by this Section which has been requested by Landlord or by any prospective purchaser of the Shopping Center, or any part thereof, or by any lender or prospective lender.

SECTION 16.17 HOLDING OVER.

Any holding over after the expiration of the term hereof, with the consent of Landlord, shall be construed to be tenancy from month to month, terminable upon thirty (30) days' written notice by either party to the other, and shall otherwise be subject to all of the terms and conditions of this Lease.

SECTION 16.18 PAYMENTS.

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check, any letter accompanying any check or payment as rent be deemed on accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 16.19 NO PARTNERSHIP.

It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, or of any association between Landlord and Tenant, or cause Landlord to be responsible in any way for the debts or obligation of Tenant, and neither the method of computing rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

ARTICLE XVII.

SECTION 17.01 TENANT IMPROVEMENTS

The landlord is responsible for the following improvements:

      1. Electrical, heating and air conditioning.

      2. T-Bar ceiling at the nine foot level.

      3. $10/yard commercial carpet allowance.

      4. Rubber base.

      5. 2,000 SF of ceramic tile.

      6. Light fixtures.

      7. Electrical, telephone and data outlets per plan.

      8. Two handicapped restrooms.

      9. Orange peel texturing with one color.

      10. Interior doors for each office.

Any upgrades or expensive materials (granite, marble, etc) shall be the tenant's expense, including vault, ATM's.

Witness Whereof, the parties hereto have executed this Lease as of the day and year first written above.

By:____________________________
   Landlord

By:____________________________
   Tenant

                                   ADDENDUM 1

                             COMMON AREA MAINTENANCE
                                  2000 ESTIMATE

INCOME:
      Bldg 1:
      3483 SF x.15 = $522.45
      Bldg 2:
      5187 SF x .15 = $778.05
      Bldg 3:
      5,415 SF x .15 = $812.25
      Bldg 4:
      5415 SF x .15 = $812.25
      Total Monthly Income       $2,925
TOTAL ANNUAL INCOME                                                      $35,100

EXPENSE:
      Parking Lot Resurfacing
              $60,000 ten years from now                                 $ 6,000
      Parking Lot re-seal/re-stripe
              $6,000 every 4 years                                       $ 1,500
      Parking Lot Cleaning/Common Area Cleaning
              $300/QTR                                                   $ 1,200
      Landscape Maintenance
              Mowing, Trimming and replacement                           $ 1,800
      Electric
              Exterior lights and sign                                   $ 1,200
      Trash Removal
                                                                         $   900
      Property Taxes
                                                                         $14,100
      Insurance
                                                                         $ 4,000
      Holiday Decorating
                                                                         $ 1,200
      Water
                                                                         $ 1,800
      HVAC Bi-annual Maintenance
              Spring and fall cheek-up                                   $ 1,400

TOTAL ANNUAL EXPENSE                                                     $35,100

                                     RIDER

THE PROVISIONS OF THIS RIDER SHALL BE PARAMOUNT AND SHALL SUPERSEDE THE PRINTED PROVISIONS OF THIS LEASE AND ALL EXHIBITS NOTWITHSTANDING ANYTHING THEREIN TO THE CONTRARY. IN THE EVENT OF ANY CONFLICT, INTERPRETATION OR INCONSISTENCY, THE PROVISIONS OF THIS RIDER SHALL BE CONTROLLING:

AS TO
ARTICLE II: Landlord shall give Tenant at least ten (10) days written notice of the date that the Premises will be ready for occupancy by Tenant. Such notice shall include:

                (1) a statement that a Certificate or Certificates of Occupancy will have been issued by the appropriate governmental authorities for the public spaces of the Building and including Premises for the uses specified herein; and,

                (2) a certificate by Landlord that all work to be done by Landlord in the Premises will have been or has been completed in accordance herewith by the Commencement Date, that all mechanical, heating, and ventilating equipment will have been tested and approved by the appropriate governmental authorities, that all utility connections have or will have been brought to the premises and that utility services are or will be available in the Premises by the Commencement Date.

                Landlord shall make Premises available for communication wiring and equipment installation by Tenant at least fifteen (15) days prior to the Commencement Date.

                Notwithstanding the date specified in the Lease for the commencement of the term, the term and

                Tenant's obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed all installations pursuant to the lease to be performed by Landlord for

                Tenant's occupancy and Tenant has accepted possession of the Premises.

                Tenant's acceptance of possession of the Premises maybe subject to a punch list of incomplete or incorrect improvement items. Landlord shall complete or correct the punch list items within thirty (30) days of submission of the punch list by Tenant.

AS TO
ARTICLE III: Landlord shall not exercise any late charge or interest penalty unless and until Landlord shall have given to Tenant written notice and Tenant shall have failed to remedy such non-payment within five (5) days, provided, however,

                Landlord shall not be obligated to give written notice of nonpayment more than two (2) times in any 12-month period.

AS TO
ARTICLE IV: There shall be deducted from said Taxes the net amount of any refunds, after reasonable expenses, such refunds to be applied against said Taxes for the same calendar year to which the taxes apply.

                The amount of special taxes or special assessments to be included shall be limited to the amount of the installments of special taxes or special assessments required to be paid during the calendar year in respect to which these special taxes or special assessments are to be determined; however, Landlord shall elect the longest period of time allowed by authority imposing the tax or assessments in which to pay installments of special taxes or special assessments and in no event shall such special taxes or special assessments be prorated over a period of less than five years.

                State income tax (as presently constituted) or any local income tax (to the extend that it is not in lieu of real estate taxes) payable by Landlord shall not be included in Taxes, but shall be the sole responsibility of the Landlord. Taxes will not include any special assessments for capital improvements, which are incorporated in to the Building itself

                There shall be excluded from Taxes all federal income taxes, federal excess profits taxes, franchise, capital stock, and federal or state inheritance or estate taxes.

                There shall be excluded from Taxes, taxes in connection with any major change in the Building such as adding or deleting floors.

AS TO
ARTICLE VI: In addition to any other obligations contained in the Lease, Landlord shall maintain, repair, and replace as necessary the plumbing, heating, ventilating and air conditioning equipment, lighting and other electrical and mechanical equipment, sprinkler system, elevators, and glass (unless broken or damaged due to the negligence or acts of Tenant) within the Building of which the premises are a part, and make all other repairs or replacements which Tenant is not hereby required to make. Landlord shall maintain (including painting as necessary), repair and replace as necessary the exterior of the Building, including the roof, exterior walls, drains, eves troughs, downspouts, and gutters and shall provide lateral support and make all structural repairs to the Building. Landlord shall also maintain, repair, and replace as necessary the sewers, utility lines, driveways, sidewalks, Parking Areas, lighting, landscaping and fencing located on the Land and serving the Building. Landlord shall also maintain, repair, and replace as necessary the exterior lighting at all customer and employee entrances, doors, and, if applicable, at the night depository. If Landlord fails to commence to make any repairs to the Premises which Landlord is required to make within ten (10) days after receipt of written notice from Tenant of the need therefore, or if Landlord fails to diligently proceed to complete such repairs after commencing such repairs, Tenant shall have the right (but not an obligation) to make such repairs on behalf of Landlord and Landlord shall promptly reimburse Tenant for the reasonable costs incurred by Tenant.

                Except in the event of an emergency, Landlord's Right of Access shall be permitted only (a) upon reasonable written notice to Tenant; (h) at such times as may be approved by Tenant; and (c) in such a manner as to cause the minimum disruption to Tenant's employees and business activities on the Premises.

AS TO
ARTICLE VIII: In the event the Building or Premises shall be destroyed or rendered untenantable, either in whole or in part, Landlord may, at its option, restore the Building and Premises to the condition existing just prior to the casualty and Tenant's rent for the Premises shall abate until the Building and Premises have been fully restored or this Lease has been terminated.

                Within thirty (30) days of the date of the casualty, Landlord shall give Tenant written notice indicating whether or not Landlord will restore the Building and Premises. If Landlord elects to restore, the notice must indicate how long the restoration is expected to take.

                (a) If Landlord does not give Tenant the required notice within the thirty (30) day period or Landlord's notice does not include the required information, Tenant may give Landlord a written notice indicating the default and Landlord shall have ten (10) days from date of Tenant's notice to issue or re-issue the notice. If at the end of the ten (10) day period Landlord has not given Tenant said notice, this Lease shall expire and rent shall be abated from the date of the casualty without further action on the part of either Landlord or Tenant.

                (b) If Landlord's notice indicates that Landlord does not intend to restore the Building and Premises, this Lease shall terminate automatically as of the date of Landlord's notice without further action on the part of either the Landlord or Tenant and the rent shall be abated from date of the casualty.

                (c) If Landlord's notice indicates that Landlord intends to restore and the restoration will take more than 180 days, Tenant shall have the option to cancel this Lease by giving Landlord written notice within ten (10) days of receipt of Landlord's notice. In the event the Tenant should not cancel the Lease, Landlord will proceed to restore the Building and Premises in accordance with Landlord's notice to Tenant and Tenant's rent shall remain abated until the Premises are again Tenantable, however, if the restoration is not complete within 110% of the time indicated in Landlord's notice, Tenant shall have an additional option to cancel this Lease by giving Landlord written notice within ten (10) days.

                (d) If Landlord's notice shall indicate that Landlord will restore in 180 days or less, the Landlord will proceed with the restoration and Tenant's rent shall remain abated until Premises shall again be Tenantable, however, if the restoration is not complete within 110% of the time indicated in Landlord's notice, Tenant shall have the option to cancel this Lease by giving Landlord written notice within ten (10) days.

AS TO
ARTICLE IX: Nothing will be constructed as prohibiting Tenant from and Tenant shall have the right to assign this Lease or to sublet all or a portion of the Premises to a subsidiary, parent, or affiliated company without the consent of Landlord. In the event of any such assignment or subletting, Tenant shall remain liable to Landlord for all the rents called for under the terms of this Lease and for the performance of all covenants herein to be performed by Tenant.

AS TO
ARTICLE X: Notwithstanding anything to the contrary contained in the Lease, if part of the Property is taken by any public authority under the power of eminent domain, Tenant shall have the right to terminate the Lease upon the occurrence of any of the following and upon written notice given to Landlord not later than sixty
                (60) days after commencement of condemnation proceedings against the Land and/or Building (or, if such proceedings are not commenced, not later than thirty (30) days after possession of the part taken is required by the public authority):

                (a) If the taking of part of the Premises significantly and a4versely affects Tenant's use of the Premises; or

                (b) If the taking of part of the Building or Land significantly and adversely affects Tenant's use of the Premises, whether or not part of the Premises are taken; or

                (c) If restoration of the remainder of the Premises and/or the Building or Land cannot in Tenant's opinion be completed within one hundred eighty (180) days after the date possession is required by the public authority; or

                (d) If the taking (i.e., the date possession is required by the public authority) occurs within the last twelve (12) months of the initial term of the Lease or any extension of such term.

                Termination of the Lease pursuant to this Section shall be effective as of the later of the date possession is required by the public authority or sixty (60) days after Landlord receives the termination notice described above.

AS TO
ARTICLE XI: Interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, or any causes beyond Landlord's control whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the Leased Premises are rendered untenantable in whole or part, for a period of over three (3) business days, by making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant or Tenant's employee's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.

AS TO
ARTICLE XII: It is expressly agreed that Landlord shall not exercise any of its remedies against the Tenant by reason of any default under this Lease unless and until Landlord shall have given to Tenant written notice of such default and unless Tenant shall have failed to remedy such default within fifteen (15) days or, if the nature of the default is such that it cannot reasonably be cured or remedied within fifteen (15) days, within such time as is reasonably necessary to remedy such default after receipt of such notice. Nothing in this Lease will be construed to give Landlord the right to possession of any of Tenant's records, files, business records or customer names or records. Tenant shall have the right to vacate the Leased Premises without being in default of this Lease, provided Tenant continues to otherwise comply with the terms of the Lease.

AS TO
ARTICLE XIII: The following items are excluded from the definition of common area costs and expenses:

                (1) Markup or profit above the rate for electricity, water, and gas charged to Landlord by the utility company providing service to the Property;

                (2) Expense for any capital improvement made to the Property (including, without limitation, expansion of the Parking Areas);

                (3) Expenses for repairs or other work occasioned by fire, windstorm, or other insurable casualty, or by the act or omission of other tenants in the Building or necessitated by eminent domain;

                (4) Expenses incurred in leasing office or other space (including but not limited to fees, commissions, advertising and promotion, salaries and expenses of the leasing staff, tenant allowances and/or tenant inducement costs, and legal fees and expenses respecting leasing activities), or in preparing space for tenant occupancy, or for painting or decorating any occupant's space or any vacant space;

                (5) Legal expenses incurred in enforcing the terms of any lease;

                (6) Interest or amortization payments of any mortgage or any other debt for borrowed money.

                (7) Wages, salaries, or other compensation paid to any employee above the grade of maintenance employee or paid to clerks or attendants in concessions or newsstands operated by Landlord;

                (8) Any expense for which Landlord receives or is entitled to receive reimbursement from a tenant or another third party, including but not limited to a warranty or an insurance policy;

                (9) Penalties or interest for late payment on any of the costs described in (a) above;

                (10)  Rental for ground leases;

                (11)  Costs of expenses for any paid parking facilities;

                (12) Unless otherwise provided in the Lease, any environmental remediation, cleanup, removal, or disposal costs, including such costs for asbestos or PCBs, and including costs incurred as a result of Landlord's breach of any representations or warranties contained herein;

                (13)  Any depreciation or amortization on the Property;

                (14) Expenses incurred in connection with services or other benefits of the type that are not provided Tenant but which are provided to another tenant or occupant.

                (15)  Individual Utility Costs, as defined below.

                (16) Any other expense which under generally accepted accounting principles would not be considered a normal maintenance or operating expense, except as otherwise specifically provided in the Lease.

                If Landlord makes a major change in the Building or the garage, such as the addition or deletion of one or more floors, an appropriate adjustment to reflect the added or decreased operating expenses shall be made.

                Landlord agrees that the estimated Building Operating Costs paid by Tenant in any calendar year shall not exceed the previous year's actual Building Operating Costs by more than five percent (5%).

                If Tenant wishes to dispute the determination of Building Operating Costs listed herein or the calculation of any amount payable hereunder, Tenant shall give Landlord written notice of such dispute within three (3) months after the receipt of notice from Landlord of the matter giving rise to the dispute. If Tenant does not give Landlord such notice within such time, Tenant shall waive its right to dispute such determination or calculation. Promptly after the giving of such written notice, Landlord shall meet with Tenant in an attempt to reconcile any outstanding disputes. If such efforts do not succeed, Landlord shall cause to be made a complete audit of Landlord's records relating to the matter in dispute by a nationally recognized firm of independent certified accountants to be mutually selected by Landlord and Tenant. The cost of such audit shall be borne by Tenant unless such audit discloses an error that favors Landlord, in which event Landlord shall bear the cost of such audit. If such audit reveals that the amount previously determined by Landlord was incorrect, a correction shall be made and either Landlord shall promptly return to Tenant any overpayment or Tenant shall pay any underpayment to Landlord. Not withstanding the pendency of any dispute hereunder. Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been established hereunder to be incorrect.

AS TO
ARTICLE XI: Landlord agrees that it will not name said Building or allow identification signs to be placed so as to identify the Building as being owned or occupied by any particular competitor of Tenant; however, nothing shall be deemed to preclude identification signs of Tenant being placed on the Building, subject to Landlord's approval. In the event that any other Tenant other than a competitor of Tenant is granted permission to place an identification sign on (or around) the Building, then Tenant herein shall also be granted the right to place a similar identification sign on (or around) the Building. Tenant shall have the right to locate their operating name on Landlord's 20 x 44 billboard for a one time payment of $9,800 and a $100 monthly fee, per Exhibit "D".

AS TO
ARTICLE XVI: Tenant shall, within thirty (30) days of receipt of written notice from Landlord, execute and deliver an estoppel certificate certifying, if true, that; (a) the Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same); (b) the date Tenant accepted occupancy of the Premises; (c) the date to which Rent has been paid; (d) to the best of Tenant's knowledge and belief and without due diligence investigation, the defenses or offsets thereto or defaults of Landlord under the Lease (or if none be claimed, stating that fact); and (e) such other matters as Landlord may reasonably request.

                16.15 Landlord covenants that so long as Tenant is not in default in the terms and conditions of the Lease, Tenant may peacefully and quietly hold and enjoy the Premises and other rights as set forth in this Lease, for the term hereof without interference by Landlord or any person claiming by, through, or under Landlord. Should Tenant be dispossessed from the Premises or denied its other rights, as set forth in this Lease, by reason of superior title, payment of Rent shall cease from and after the date of such dispossession and all Rent that may have been prepaid for any period of time during which Tenant is deprived of its peaceful possession by reason of such dispossession, shall be returned to Tenant forthwith; however, Landlord shall not be relieved of liability to Tenant for damages sustained by Tenant due to such dispossession.

                6.17 In the event Tenant shall be delayed in surrendering possession, Landlord consents to the holding over by Tenant for not more than three (3) additional months, under the same terms, covenants and conditions, at the same monthly rental. Any additional holding over, with the consent of Landlord, shall be from month-to-month at a rate not to exceed 125% of the base rent payable immediately preceding the termination date of this Lease and either party may cancel such tenancy upon thirty (30) days written notice to the other. In no event shall Tenant be responsible for any consequential damages incurred by Landlord in the event Tenant shall be delayed in surrendering possession.

AS TO
ARTICLE XVII Landlord, at landlord's expense, is to deliver the premises in a "turn-key" condition, including completion of the alterations, changes and improvements as specified below and on a mutually agreed upon space plan prepared by Tenant's architect. In addition, tenant, at tenant's sole cost and expense, shall be responsible for all space planning, architectural and engineering services, pertaining to the Tenant Improvements:

                Flooring building standard commercial grade carpeting with vinyl base.

                Demising Walls: Slab to slab Sheetrock on each side of the demising/party walls with sound batt insulation from finished floor to deck above. Minimum fire rating: 1 hour. Each wall finished with painted drywall chosen from color selections made available by landlord.

                Perimeter Walls: Finished with painted drywall chosen from color selections made available by landlord. All windowsills to be installed and finished.

                Columns: All columns finished with painted drywall chosen from color selections made available by landlord. All wet column enclosures to be built to minimum size required.

                Doors: Provide and install building standard solid core entrance door; interior hollow core doors, frames and hardware assembly per tenant's requirements, but not less than the minimum code requirement.

                Ceiling Grid and Tile: Provide and install building standard acoustical ceiling grid and ceiling tile; ceiling height a minimum of 8'O".

                Window Treatments: Provide and install building standard window treatments on the exterior windows. Tenant to specify color and style of blinds in the absence of a building standard.

                Electrical: All electrical equipment and wiring will be provided and installed with sufficient capacity for tenant's business operations.

                Lighting: Supply and install building standard lighting to provide a minimum of 70 foot candles maintained at desk level throughout the leased premises. Location of fixtures to be approved by tenant.

                Telephone Outlets: Provide and install sufficient telephone outlets for tenant's business operations. Location of telephone outlets to be approved by tenant.

                Plumbing: Provide cold and hot water lines, waste and vent lines for sink in kitchen.

                Fire and Emergency Protection: Provide and install all emergency systems as required by local, state, and federal codes and ordinances.

                Heating, Ventilation and Air Conditioning (HVAC): Provide basic HVAC system designated to properly heat, cool and vent tenant space.

                Keys: Provide sufficient number, as determined by tenant, of keys and/or access cards to allow access to the premises, parking areas, and other common areas.

                Signage: Provide building standard signage for Tenant on the Building directory and adjacent to the entrance to the Premises.

AS TO
ARTICLE XVIII: RESERVED AND COVERED RESERVED PARKING. Tenant shall have the exclusive use often (10) reserved parking spaces immediately adjacent to the Premises. Such reserved parking spaces shall be designated by Landlord for use by tenant, its agents, employees, and invitees. These spaces are provided at no cost to tenant and are in addition to tenant's right to use any part of the Parking Areas. Tenant shall be entitled to a pro rata share of covered reserved parking spaces at the rate of $25.00 per space per month.

AS TO
ARTICLE XIX RIGHT TO RENEW. Provided Tenant is not in default, Tenant shall have the right to renew this Lease for two additional five (5) year terms, which options may be exercised by Tenant giving Landlord written notice at least ninety (90) days prior to the end of the Lease term. The terms of the renewal will be the same as the terms during the initial Lease term and rent and escalations shall be renegotiated. Landlord shall provide Tenant notice of such rate no later than ninety (90) days prior to Tenant's right to exercise its option to renew. However, if Landlord does not provide Tenant with such notice, Tenant may notify Landlord in writing with its intent to renew which shall be at the same rate of that of the last month under the initial term.

AS TO
ARTICLE XX:     REPRESENTATIONS AND WARRANTIES

                (a) Landlord represents and warrants that, both on the date the Lease is executed and on the Commencement Date, the
                      Property: (i) may be used for the purpose for which it is leased; (ii) is and will be in the condition required under this Lease, (iii) is in compliance and will remain in compliance with all applicable federal, state and local environmental laws, regulations, and ordinances; (iv) is free and clear from all tenancies, occupancies, claims, or rights to possession of persons other than the rights of Landlord and Tenant under the Lease; (v) is subject to no orders, notices, violations, and materialmen's and mechanics' liens, filed or entered by any public or quasi-public authority; and (vi) is free from complaints or reports of violations, noted or existing in or filed with any federal, state, county, or local authority.

                (b) Landlord acknowledges and agrees that it has a continuing obligation to maintain the Property in accordance with:
                      (i) all Landlord's representations and warranties herein; and (ii) all laws, regulations, rules, and ordinances, including without limitation those pertaining to the environment and the Americans with Disabilities Act (ADA), now in existence or subsequently enacted or promulgated during the Term. Landlord further acknowledges and agrees that any and all costs for such maintenance of the Property shall, unless otherwise provided for in the Lease, be borne solely by Landlord.

                (c) Landlord represents and warrants that the Property has not been used to treat, store, process, or dispose of hazardous wastes, hazardous substances, or toxic substances as those terms are defined under federal, state, and local environmental laws, regulations, and ordinances and further warrants that there are no releases nor, to the best of Landlord's knowledge, have there ever been any releases of such wastes or substances at, on, or under the Property which would give rise to a cleanup or remediation obligation under any applicable federal, state, or local environmental law, regulation, or ordinance or under common law.

                (d) Landlord represents and warrants that the Property does not contain: (i) any underground storage tanks, nor to the best of Landlord's knowledge, have there ever been any underground storage tanks on the Property; (ii) asbestos in any form, including insulation or flooring; (iii) PCB-containing equipment, including transformers or capacitors; or (iv) to the best of Landlord's knowledge, any other hazardous wastes, hazardous substances, or toxic substances which could affect or impair Tenant's use of or operations at the Property or the health or safety of Tenant's employees.

                (e) Landlord represents and warrants that it will indemnify and hold Tenant harmless from and against any damage, liability, fines, penalties, costs, or losses (hereinafter collectively "Claims") to which Tenant may be subjected as a result of Landlord's breach of any of its representations or warranties.

                (f) Landlord agrees to manage and operate the Property in accordance with generally accepted standards for managing and operating similar properties in the vicinity. Landlord further agrees that Expenses (as defined below) shall not exceed the customary and usual costs incurred in managing and operating similar properties in the vicinity.

AS TO
ARTICLE XXI EXCLUSIVE USE RIGHT. As an inducement to Tenant's execution of this Lease, Tenant is hereby granted the sole and exclusive privilege in the Shopping Center (as currently constituted and as may be expanded and now or hereafter owned or controlled by Landlord or an affiliate) to perform banking services. The Landlord covenants that it will not lease or permit any tenant, subtenant or assignee of another tenant in the Shopping Center to lease, sublease, assign or use any part of the Building for the uses exclusively granted to Tenant herein. Upon breach of the exclusive use right, Tenant shall have all remedies given to it at law or in equity, including the right to injunctive relief and damages.

                                                                    EXHIBIT 10.5

                                STATE FARM PLAZA
                                      LEASE

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord the following described premises upon the following terms and conditions:

BASIC LEASE PROVISIONS

Date: January 16, 2001

Landlord: Joe Sladek, CPCU

Tenant: Valley Bank

Lease Term: 5 years                                               (Section 2.01)

Commencement Date:         February 1, 2001                       (Section 2.01)
                           Or Date of Occupancy

Fixed Minimum Rent:        Year 1: 1.10/SF plus .15/SF C.A.M.
                           Year 2: 1.13/SF plus .15/SF C.A.M.
                           Year 3: 1.17/SF plus .15/SF C.A.M.
                           Year 4: 1.20/SF plus .15/SF C.A.M. (dependent on CPJ)
                           Year 5: 1.24/SF plus .15/SF C.A.M. (dependent on CPI)
                           Plus two five year options

      (Yr. 1 $7,118.75/mo., Yr. 2 $7,281.20/mo., Yr. 3 $7,497.80/mo., Yr. 4
      $7,660.25/mo., Yr. 5 $7,876.85/mo.) Rental rate includes maintenance expense of the entrance sign and 10 covered parking stalls

Use of Premises:     Banking                (Section 5.01)

Tenant's Trade Name: Valley Bank (For Sign) (Section 14.05)

Floor Area of Premises:

      3250 S. Hwy. 160, STE 3-5 -- Approximately 5,415 SF (Section 16.02) Exact amount to be determined after construction

Security Deposit: One months rent

Seven thousand one hundred and eighteen and 75/1 00 ($7,118.75)     (Article XV)

Real Estate Broker: None                                         (Section 16.09)

                                                                    EXHIBIT 10.5

Address for Notices:

      To Landlord: 3250 S. Hwy 160, Suite 1                      (Section 16.08)
      Pahrump, Nevada 89048
      To Tenant:  Before Occupancy:
      370 North Stephanie Street
      Henderson, NV 89014

After Occupancy: To Premises

The Basic Lease Provisions are an integral part of this Lease and each reference in this Lease to any of the Basic Lease Provisions shall be construed to incorporate all of the terms provided under each such Basic Lease Provision. In the event of any conflict between any Basic Lease Provision and the balance of the Lease, the latter shall control. References to specific sections are for convenience and designate only certain of the sections where references to the particular Basic Lease Provisions appear.

                                                                    EXHIBIT 10.5

                                STATE FARM PLAZA
                                      INDEX

                                                                                                    PAGE
ARTICLE I           PREMISES.....................................................................     1
Section 1.01        Premises Defined.............................................................     1

ARTICLE II          TERM.........................................................................     1
Section 2.01        Length of Term and Commencement Date.........................................     1

ARTICLE III         RENT.........................................................................     2
Section 3.01        Fixed Minimum Rent...........................................................     2
Section 3.03        Definition of Lease Year.....................................................     2
Section 3.04        Adjustment to Fixed Minimum Rent.............................................     2

ARTICLE IV          TAXES........................................................................     2
Section 4.01        Real Property Taxes..........................................................     2
Section 4.02        Definitions..................................................................     2
Section 4.03        Personal Property Taxes......................................................     3

ARTICLE V           CONDUCT OF BUSINESS TENANT...................................................     3
Section 5.01        Use of Premises..............................................................     3
Section 5.02        Restrictions of Use..........................................................     4

ARTICLE VI          MAINTENANCE, REPAIRS AND ALTERATIONS.........................................     4
Section 6.01        Landlord's Obligations.......................................................     4
Section 6.02        Tenant's Obligations.........................................................     4
Section 6.03        Alterations and Additions....................................................     5
Section 6.04        Landlord's Right of Access...................................................     5
Section 6.05        Cleanliness; Waste and Nuisance..............................................     5

ARTICLE VII         INSURANCE; INDEMNITY.........................................................     5
Section 7.01        Liability Insurance -- Premises..............................................     5
Section 7.02        Fire Insurance Fixtures & Equipment..........................................     6
Section 7.03        Fire Insurance -- Premises; Rent Abatement Insurance.........................     6
Section 7.04        Insurance Policies...........................................................     6
Section 7.05        Waiver.......................................................................     6
Section 7.06        Indemnity....................................................................     6
Section 7.07        Exemption of Landlord........................................................     7

ARTICLE VIII        REPAIRS AND RESTORATION......................................................     7
Section 8.01        Insured or Minor Damage......................................................     7
Section 8.02        Major Damage.................................................................     7
Section 8.03        Damage Near End of Term......................................................     8

                                                                    EXHIBIT 10.5

Section 8.04        Abatement of Rent; Tenant's Remedies.........................................     8
Section 8.05        Reconstruction of Improvements...............................................     8
Section 8.06        Termination..................................................................     8
Section 8.07        Waiver.......................................................................     9
Section 8.08        Definitions..................................................................     9

ARTICLE IX          ASSIGNMENT AND SUBLETTING....................................................     9
Section 9.01        Landlord's Consent Required..................................................     9
Section 9.02        No Release of Tenant.........................................................     9
Section 9.03        Written Instrument...........................................................     9

ARTICLE X           EMINENT DOMAIN...............................................................    10
Section 10.01       Entire or Substantial Taking.................................................    10
Section 10.02       Partial Taking...............................................................    10
Section 10.03       Awards.......................................................................    10
Section 10.04       Sale Under Threat of Condemnation............................................    10

ARTICLE XI          UTILITY SERVICES.............................................................    10
Section 11.01       Utility Charges..............................................................    10
Section 11.02       Furnishing of Services.......................................................    10
Section 11.03       Interruption of Service......................................................    11

ARTICLE XII         DEFAULTS; REMEDIES...........................................................    11
Section 12.01       Defaults.....................................................................    11
Section 12.02       Remedies.....................................................................    11
Section 12.03       Determination of Rent........................................................    13
Section 12.04       Default by Landlord..........................................................    13
Section 12.05       Tenant Remedies..............................................................    14
Section 12.06       Expense of Litigation........................................................    14

ARTICLE XIII        COMMON AREAS.................................................................    14
Section 13.01       Definition...................................................................    14
Section 13.02       Use..........................................................................    14
Section 13.03       Control by Landlord..........................................................    14
Section 13.04       Common Area Costs............................................................    15
Section 13.05       Proportionate Payment........................................................    16

ARTICLE XIV         SIGNS, LIGHTING AND ADVERTISING..............................................    16
Section 14.01       Exterior Sign................................................................    16
Section 14.02       Prohibited Activities........................................................    16
Section 14.03       Maintenance..................................................................    16
Section 14.04       Display Window Lighting......................................................    17
Section 14.05       Advertised Name and Address..................................................    17

ARTICLE XV          SECURITY DEPOSIT.............................................................    17

                                                                    EXHIBIT 10.5

ARTICLE XVI         GENERAL PROVISIONS...........................................................    18
Section 16.01       Transfer of Landlord's Interest..............................................    18
Section 16.02       Floor Area...................................................................    18
Section 16.03       Severability.................................................................    18
Section 16.04       Interest on Past Due Obligations.............................................    18
Section 16.05       Time of Essence..............................................................    19
Section 16.06       Headings.....................................................................    19
Section 16.07       Incorporation of Prior Agreements; Amendments................................    19
Section 16.08       Notices......................................................................    19
Section 16.09       Brokers......................................................................    19
Section 16.10       Waivers......................................................................    19
Section 16.11       Recordings...................................................................    20
Section 16.12       Liens........................................................................    20
Section 16.13       Subordination and Attornment.................................................    20
Section 16.14       Fixtures and Personal Property...............................................    21
Section 16.15       Quiet Possession.............................................................    21
Section 16.16       Certificates.................................................................    21
Section 16.17       Holding Over.................................................................    21
Section 16.18       Payments.....................................................................    21
Section 16.19       No Partnership...............................................................    22

ARTICLE XVII        CONSTRUCTION OF PREMISES.....................................................    22
Section 17.01       Tenant Improvements..........................................................    22